                                                                 EXHIBIT 23.1(b)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 26, 1999, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our reports dated November 19, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing on the Company's Current Report on Form 8-K dated December 1, 1999.

    We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 16, 1999, relating to the financial statements of Highland Search Group, L.L.C. appearing in the Company's Current Report on Form 8-K/A dated January 4, 2000.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO SEIDMAN, LLP______________
                                              BDO SEIDMAN, LLP

New York, New York
January 31, 2000